Dated 25 April 2001              EXHIBIT 2.1

                               DAY RUNNER, INC (1)

                       DRI INTERNATIONAL HOLDINGS, INC (2)

                           DR UK HOLDINGS LIMITED (3)

                               DRBG UK LIMITED (4)

                     ---------------------------------------

                            SHARE PURCHASE AGREEMENT

                      --------------------------------------

                        relating to the sale and purchase

                   of the whole of the issued share capital of
                                Day Runner UK Plc

                             GIBSON, DUNN & CRUTCHER

                         A MULTINATIONAL PARTNERSHIP OF

                    SOLICITORS AND REGISTERED FOREIGN LAWYERS

               Telephone House, 2-4 Temple Avenue, London EC4Y 0HB

                         Telephone: +44 (0)20-7071-4000

                            Fax: +44 (0)20-7071-4244


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                                    CONTENTS
                                                                                                                       Page

            -                                                                                             --------------

            2...............................................................................Agreement to Sell the Shares iv
            -                                                                               ----------------------------

            3...............................................................................Consideration and Adjustment iv
            -                                                                               ----------------------------

            4.................................................................................................Completion v
            -                                                                                                 ----------

            5.................................................................................................Warranties v
            -                                                                                                 ----------

            6...............................................................................Post Completion Relationship vi
            -                                                                               ----------------------------

            7.....................................................................................Protection of Goodwill vi
            -                                                                                     ----------------------

            8...............................................................................Whole Agreement and Remedies viii
            -                                                                               ----------------------------
            9...........................................................................................Other Provisions ix
            -                                                                                           ----------------


Schedule 1 Details of the Directors, the Company and the Subsidiaries.............................xvi
---------------------------------------------------------------------

Schedule 2 Completion Obligations................................................................xlii
---------------------------------

Schedule 3 Part I Warranties given by the Vendors under Clause 5..................................xlv
----------------------------------------------------------------

Schedule 4 Limitation of Liability under Clause 5...............................................lviii
-------------------------------------------------

Schedule 5 Properties lxiii

Schedule 6 Data Room  lxiv

This Agreement is made on 25 April 2001

Between:

(1) DAY RUNNER, INC whose principal place of business is 2750 West Moore Avenue, Fullerton, CA 92633 - 2565, USA; (2) DRI INTERNATIONAL HOLDINGS, INC whose principal place of business is, 15205 Alton Parkway, Irvine, California, USA;
(3) DR UK HOLDINGS LIMITED (registered no: 3309870) whose registered office is 30-32 Gildredge Road, Eastbourne, East Sussex,

         BN21 4SH, UK;

                    parties (1) - (3) collectively, (the "Vendors"); and (4) DRBG UK LIMITED (registered no: 4163587) whose registered office is at 2-4 Temple Avenue, London EC4Y 0HB, UK (the "Purchaser").

         It is agreed as follows:
1        Interpretation

         In  this  Agreement,   unless  the  context  otherwise  requires,   the
provisions in this Clause 1 apply:

1.1      Definitions

"Audited Accounts" means the audited accounts of the Company and of each of the Subsidiaries and the audited consolidated group accounts of the Group for the financial period ended on the Balance Sheet Date;

"Balance Sheet Date" means 30 June 2000;

"Company"  means Day Runner UK Plc details of which are  contained  in Part 3 of
Schedule 1;

"Completion" means the completion of the sale and purchase of the Shares pursuant to Clause 4;

"Completion Amount" means $11,358,599.33;

"Consideration" means the consideration payable to the Vendors pursuant to Clause 3;

"Data Room" means the data room currently at the offices of the Vendors' Solicitors, the contents of which are listed in Schedule 6, and which are fairly disclosed as exceptions to the Warranties;

"Encumbrance" means any claim, charge, mortgage, security, lien, option, equity, power of sale, hypothecation or other third party rights, retention of title, right of pre-emption, right of first refusal or security interest of any kind with the exception of liens arising by operation of law in the normal course of business of any Group Company;

"Group" or "Group Companies" means the Company and the Subsidiaries and "Group Company" means any one of them;

"Intellectual Property" means trade marks, service marks, trade names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, database rights and all other similar proprietary rights which may subsist in any part of the world including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

"Loan Documentation" means the Second Amended and Restated Loan Agreement among Day Runner, Inc, Day Runner UK Plc and Filofax Limited as Borrowers, Wells Fargo Bank, National Association, Bank of Scotland, Credit Agricole Indosuez, Mellon Bank, NA, Oaktree Capital Management LLC and National Westminster Bank plc as Lenders and Wells Fargo Bank, National Association as Administrative Agent and related documentation;

"Losses" means all losses, liabilities, costs (including, without limitation, legal costs), charges, expenses, actions, proceedings, claims and demands;

"Properties" means the leasehold properties brief details of which are set out in Schedule 5 and includes each and every part of them and "Property" means any one of them;

"Purchaser's Solicitors" means Gibson, Dunn & Crutcher of Telephone House, 2-4 Temple Avenue, London EC4Y 0HB;

"Restricted  Area" means the United  Kingdom,  Hong Kong,  Europe and the Middle
East;

"Restricted Person" means any subsidiary of the Vendors and any holding company of the Vendors and any subsidiary of such holding company (the expressions "holding company" and "subsidiary " having the meaning detailed in section 736 of the Companies Act 1985);

"Shares" means 3,924,669 Ordinary Shares of (pound)10 each being the whole of the issued share capital of the Company;

"Subsidiaries" means the subsidiaries of the Company details of which are contained in Part 3 of Schedule 1;

"Taxation" or "Tax" means all forms of taxation whether direct or indirect and whether levied by reference to income, profits, gains, net wealth, asset values, turnover, added value or other reference and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions, rates and levies (including without limitation social security contributions and any other payroll taxes), whenever and wherever imposed (whether imposed by way of a withholding or deduction for or on account of tax or otherwise) and in respect of any person and all penalties, charges, costs and interest relating thereto;

"Taxation Benefits" means any Taxation benefit or advantage, including any loss, relief, allowance, exemption, set-off, deduction or credit available in the computation of any liability to Taxation;

"Vendors' Group" means Day Runner, Inc and its subsidiary companies, other than the Group Companies plus Filofax, Inc and any of its subsidiaries;

"Vendors' Solicitors" means Linklaters & Alliance of One Silk Street, London EC2Y 8HQ;

"Warranties" means the warranties and representations set out in Schedule 3 and "Warranty" means any one of them.

1.2      Subordinate Legislation

         References to a statutory provision include any subordinate legislation made from time to time under that provision which is in force at the date of this Agreement;

1.3      Modification etc. of Statutes

         References to a statute or statutory provision include that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement so far as such modification, re-enactment or consolidation applies or is capable of applying to any transactions entered into in accordance with this Agreement prior to Completion and (so far as liability thereunder may exist or can arise) shall include also any past statute or statutory provision (as from time to time modified, re-enacted or consolidated) which such statute or provision has directly or indirectly replaced except to the extent that any statute or statutory provision made or enacted after the date of this Agreement would create or increase a liability of the Vendors under this Agreement;

1.4      Accounts

         Any reference to "accounts" shall include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question;

1.5      Interpretation Act 1978

         The Interpretation Act 1978 shall apply to this Agreement in the same way as it applies to an enactment;
1.6      Clauses, Schedules etc.

         References to this Agreement include any Schedules to it and references to Clauses and Schedules are to Clauses of and Schedules to this Agreement. References to paragraphs are to paragraphs of the Schedules;

1.7      Information

         Any  reference  to books,  records or other  information  means  books,
         records   or   other   information   in  any  form   including   paper,
         electronically stored data, magnetic media, film and microfilm; and

1.8      Headings

         Headings shall be ignored in construing this Agreement.

2        Agreement to Sell the Shares

         The Vendors (each as to those of the Shares specified against its name in Part 1 of Schedule 1) agree to sell with full title guarantee and the Purchaser, relying on the Warranties, agrees to purchase the Shares free from all Encumbrances, subject to any pledges, charges and mortgages which may be in existence under the Loan Documentation on Completion, and together with all rights and advantages now and hereafter attaching thereto.

3 Consideration and Adjustment

3.1      Amount

         The  Consideration for the purchase of the Shares and assignment of the
         intra-group   indebtedness   (pursuant   to   Clause   3.3)   shall  be
         $11,358,599.33, subject to any adjustment pursuant to Clauses 3.2 .

3.2      Consideration Uplift

         In the event that the Company or Filofax Group Limited is sold by the Purchaser to a third party within a period of twelve months from the date of Completion, the Consideration shall be increased by an amount ("the Consideration Uplift") equal to that which would result in the amount payable under this Agreement matching that payable on any such resale. Any Consideration Uplift shall be payable in the same manner as the Consideration.

3.3      Intra-Group Indebtedness

3.3.1 The Vendors and the Purchaser shall use best endevours to agree, in good faith, the precise inter-company loan position as at the date of Completion between the members of the Vendors' Group and each member of the Group plus Filofax, Inc (and its subsidiaries) (save only in respect of normal current account trading) within two weeks of
         Completion   and  produce  a  schedule  of  such  ("the   Inter-Company
         Schedule").

3.3.2 The Vendors, on behalf of themselves and each and every member of the Vendors' Group, hereby transfer and assign to the Purchaser, with full title guarantee, the legal and beneficial title free of all Encumbrances, each and all of the inter-company loans identified on the Inter-Company Schedule in the aggregate amount outstanding between the Vendors' Group and the Group plus Filofax, Inc (and its subsidiaries) ("the Inter-Company Debt"). Each of the Vendors, on behalf of themselves and each member of the Vendors' Group, confirm and acknowledge that following assignment of the Inter-Company Debt pursuant to this Clause, the Vendors' Group shall have no further rights of claim against the Group plus Filofax, Inc (and its subsidiaries) in respect of the inter-company loans between the Vendors' Group and the Group plus Filofax, Inc and its subsidiaries.

4        Completion

4.1      Date and Place

         Completion shall take place at the offices of the Purchaser's Solicitors immediately on the signing of this Agreement or at such other place as may be agreed between the Vendors' Solicitors and the Purchaser's Solicitors on behalf of the Purchaser. Completion shall take place simultaneously with the sale of Filofax, Inc from Day Runner, Inc to DRBG LLC.

4.2      Obligations on Completion

         On Completion, the parties shall procure that the obligations specified in Schedule 2 are fulfilled and in so far as such obligations are not fulfilled by Completion, they shall be fulfilled within 2 weeks of Completion, except for paragraphs 1.1.1 to 1.1.5, 1.2.2 and 1.2.3 of
         Schedule 2 which must be satisfied on Completion, unless waived in writing by the Purchaser.

4.3      Payment of Price

         Against compliance with the foregoing provisions, the Purchaser shall pay the Completion Amount to the Vendors. DRI International Holdings, Inc and DR UK Holdings Limited hereby assert that they have each, at all material times, held their respective shares in the Company as a nominee on behalf of Day Runner, Inc and hereby direct the Purchaser to pay their respective portions of the Consideration to Day Runner, Inc, whose acknowledgment shall be sufficient discharge for the Purchaser's obligation under this Clause.

5        Warranties

5.1      Incorporation of Schedule 3

                                                         .........

          5.1.1 Each of the Vendors warrants and represents to the Purchaser in the terms set out in Part 1 of Schedule 3 subject only to:

                  (i) any matter which is fairly disclosed in the documents made available in the Data Room and any matter referred to in the Audited Accounts or expressly provided for under the terms of this Agreement; and

                  (ii) any matter or thing hereafter done or omitted to be done pursuant to this Agreement or otherwise at the request in writing or with the approval in writing of the Purchaser.

         5.1.2 The Purchaser warrants and represents to the Vendors in the terms set out in Part 2 of Schedule 3.

5.2      Limitation of Liability

         The provisions of Schedule 4 shall apply.

5.3      Effect of Completion

         The Warranties and all other provisions of this Agreement insofar as the same shall not have been performed at Completion shall not be extinguished or affected by Completion, or by any other event or matter whatsoever, except by a specific and duly authorised written waiver or release by the Purchaser.

6        Post Completion Relationship

6.1 The Vendors and the Purchaser agree to work together in good faith following Completion to enter into any agreements or arrangements which are reasonably necessary to:

         6.1.1 Transfer to the Vendors any interest or rights which relate exclusively to the "Day Runner" brand, which either the Vendor or the Purchaser considers should not be within the Group;

         6.1.2 Continue the business of the Company and/or the subsidiaries around the world, and in particular, (without limitation), for a period of up to 12 months from the date of this Agreement, make available office space on reasonable terms to enable the Filofax operation in Hong Kong to continue in substantially the same manner as it does at the date of this Agreement; and

         6.1.3 Obtain any consents of any third parties which may be necessary under any of the contracts of the Vendors (and their subsidiaries) and/or the Group which are necessary for the proper operation of the Company.

6.2 The Vendors and the Purchaser acknowledge that the Consideration has been determined after taking into account the provisions of Clause 6.1, and no further consideration shall be payable by the Purchaser to the Vendors (or to any other person) in respect of any of the transfers referred to in Clause 6.1.2 and no consideration shall be payable by the Vendors to the Purchaser (or any other person) in respect of the transfers referred to in clause 6.1.1.

7        Protection of Goodwill

7.1 The Vendors undertake to the Purchaser that without the written consent of the Purchaser (such consent to be at the sole and unfettered discretion of the Purchaser):

         7.1.1 for a period of 18 months from Completion they will not and will procure that no Restricted Person will in any capacity whatsoever directly or indirectly carry on or assist in carrying on or be engaged, concerned or interested in any activity or undertaking which is the same as, or which competes directly with, the business of any member of the Group within the Restricted Area provided that none of the Vendors nor any Restricted Person will be prohibited by this Clause from carrying on or being engaged, concerned or interested in any activity or undertaking related to "Day Runner" branded products in the Restricted Area; and

         7.1.2 for a period of 18 months from Completion they will not and will procure that no Restricted Person will directly, solicit or endeavour to entice away, offer employment to, engage or contract for the services of any employee who is an employee of the Purchaser or of any member of the Group at the time of any such approach or contact and who is a senior employee earning in excess of (pound)40,000 (or equivalent in another currency) per annum. The placing of an advertisement of a post available to a member of the public generally and the recruitment of a person through an employment agency shall not constitute a breach of this Clause provided that none of the Vendors advises such agency to approach any such employee;

        7.1.3 other than in relation to any customer of "Day Runner" branded products at the date of this Agreement, for a period of 18 months from Completion they will not and will procure that no Restricted Person will at any time in the Restricted Area for the purpose of any business competing with the business of any member of the Group as at Completion, endeavour to entice away as a customer of the Purchaser or of any member of the Group any person who during the period of 12 months prior to the date of this Agreement has been a customer of any member of the Group who has not in that 12 month period bought, leased or distributed any "Day Runner" branded goods. The advertising or indirect marketing by the Vendors' Group of the Vendors' Group's products and services shall not constitute a breach of this Clause.

7.2 Nothing in sub-Clause 7.1 above shall prevent the Vendors or any Restricted Person (and there shall not be a breach of the above provisions if any such person shall do any of the same):

         7.2.1 owning not more than three per cent of any class of the issued share capital of a company which is dealt in on a recognised investment exchange (as defined in the Financial Services Act
                  1986); or

         7.2.2 soliciting, canvassing or otherwise dealing with customers or suppliers of any member of the Group otherwise than in connection with a business which competes with the business of that member of the Group.

7.3 Each of the undertakings contained in this Clause 7 is separate and severable and shall be construed on that basis. In the event that any such undertaking is found to be void but would be valid if some part of it were deleted or if the period or extent of it were reduced such undertaking shall apply with such modification as may be necessary to make it valid and effective.

7.4 The Vendors undertake to the Purchaser that neither one of the Vendors nor any Restricted Person shall at any time following the date of Completion in connection with any business use the names "Filofax" or Microfile" or "Yard-o-Led", or any names or words similar to or likely to be confused with any of them.

7.5 The Vendors by their execution hereof hereby agree that having regard, inter alia, to the price paid by the Purchaser for the Group, the undertakings contained in this Clause 7 are reasonable and necessary for the legitimate interests of the Purchaser and that having regard to those circumstances those covenants do not work harshly or oppressively on them.

7.6 The Purchaser undertakes to the Vendors that without the written consent of the Vendors it will not and will procure that no Group Company (including Filofax, Inc and its subsidiaries) will in any capacity whatsoever directly or indirectly carry on or assist in carrying on or be engaged, concerned or interested in the sale, leasing or distribution of any "Day Runner" branded products except to the extent that the Group Companies (including Filofax, Inc and its subsidiaries) shall be permitted:

         7.6.1 to sell any "Day Runner" branded products owned or ordered by them at the date of this Agreement; and

         7.6.2 to order any "Day Runner" branded replacement papers dated "2002" prior to December 31, 2001 and sell such replacement papers..

8        Whole Agreement and Remedies

8.1      Whole Agreement

         This Agreement contains the whole agreement between the parties relating to the subject matter of this Agreement at the date hereof to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the parties in relation to the matters dealt with in this Agreement.

8.2      Acknowledgement

         The Purchaser acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated into it.

8.3      Remedies

         So far as permitted by law and except in the case of fraud, each party agrees and acknowledges that its only right and remedy in relation to any representation, warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

8.4      Reasonableness of this Agreement

         Each party to this Agreement confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the provisions of Clause 7, and agrees, having considered the terms of the Agreement as a whole, that its provisions are fair and reasonable.

9        Other Provisions

9.1      Announcements

         No announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Vendors or the Purchaser without the prior written approval of the Vendors and the Purchaser (such consent not to be unreasonably withheld or delayed). This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange but the party with an obligation to make an announcement or issue a circular shall consult with the other party insofar as is reasonably practicable before complying with such an obligation.

9.2      Confidentiality

 .........                                                          .........
         9.2.1 Subject to Clause 9.2.3, the Vendors shall treat as confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

                    (i) the provisions of this Agreement and any agreement entered into pursuant to this Agreement; or

                    (ii) the negotiations relating to this Agreement (and such other agreements); or

                    (iii) the Purchaser's business, financial or other affairs (including the business, financial or other affairs of the Group Companies and including, in each case, future plans and targets).

         9.2.2 Subject to Clause 9.2.3, the Purchaser shall treat as confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

                    (i) the provisions of this Agreement and any agreement entered into pursuant to this Agreement (save for any information disclosed to any permitted assignee pursuant to Clause 9.3); or

                    (ii) the negotiations relating to this Agreement (and such other agreements); or

                    (iii) any Vendor's business, financial or other affairs (including future plans and targets).

         9.2.3     Clauses 9.2.1  and  9.2.2  shall  not   prohibit disclosure
                   or use of any information if and to the extent:

                    (i) the disclosure or use is required by law, any regulatory body or the rules and regulations of any recognised stock exchange;

                    (ii) the disclosure or use is required to vest the full benefit of this Agreement in the Vendors or the Purchaser, as the case may be;

                    (iii) the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is reasonably required to be made to a taxation authority in connection with the taxation affairs of the disclosing party;

                    (iv) the disclosure is made to professional advisers of the Purchaser or the Vendors on terms that such professional advisers undertake to comply with the provisions of Clauses 9.2.1 and 9.2.2 in respect of such information as if they were a party to this Agreement;

                    (v) the information becomes publicly available (other than by breach of the this Agreement);

                    (vi) the other party has given prior written approval to the disclosure or use; or

                    (vii) the information is independently developed after Completion,

                  provided that prior to disclosure or use of any information pursuant to Clause 9.2.3(i), (ii), (iii) (except in the case of disclosure to a taxation authority) or (iv), the party concerned shall promptly notify the other party of such requirement with a view to providing the other party with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

         9.2.4 On Completion, the Vendors shall assign to the Purchaser, or shall procure the assignment of, the benefit of any confidentiality agreements entered into by the Vendors in connection with its sale of the Shares to the extent permitted by the terms of the relevant agreements.

9.3      Successors and Assigns

         9.3.1 This Agreement is personal to the parties to it. Accordingly, subject only to Clause 9.3.2, neither the Purchaser nor the Vendors may, without the prior written consent of the others assign, hold on trust or otherwise transfer the benefit of all or any of the other's obligations under this Agreement, or any benefit arising under or out of this Agreement nor shall the Purchaser be entitled to make any claim against the Vendors in respect of any loss which it does not suffer in its own capacity as beneficial owner of the Shares.

         9.3.2 Notwithstanding Clause 9.3.1, the Purchaser may assign the full benefit and the full burden under this Agreement to one subsequent purchaser of: (i) the Company (or any of the Subsidiaries) or substantially all of their business; (ii) the Purchaser; or (iii) the Purchaser's parent company, providing that such assignment is made within 18 months of Completion. The Vendors hereby give their consent to any such assignment.

9.4      Third Party Rights

         A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

9.5      Variation

         No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the parties to this Agreement.

9.6      Time of the Essence

         Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the parties.

9.7      Further Assurance

         9.7.1 At any time after the date of this Agreement the Vendors shall and shall use their best endeavours to procure that any necessary third party shall execute such documents and do such acts and things as the Purchaser may reasonably require for the purpose of giving to the Purchaser the full benefit of all the provisions of this Agreement.

         9.7.2 The Vendors undertake to provide the Purchaser after Completion (at the Purchaser's cost) with all reasonable information which the Vendors or any member of the Vendors' Group have in their possession or under its control relating to the Company and/or the Subsidiaries and for this purpose the Vendors shall give the Purchaser and any persons authorised by the Purchaser reasonable access to all such information, during normal working hours and upon reasonable notice and the Purchaser may, at its own expense, copy any such documents.

         9.7.3 The Vendors at the cost of the Purchaser shall at any time after Completion do or procure the doing of all such acts and things and/or execute or procure the execution of such documents in a form satisfactory to the Purchaser as the Purchaser reasonably considers necessary for the purpose of vesting the Shares in the Purchaser.

         9.7.4 The Purchaser undertakes to provide and procure that the Group Companies provide the Vendors after Completion (at the Vendors' cost) with all reasonable information concerning the Group which the Vendors may require in order to enable them to comply with any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body.

9.8      Costs

         9.8.1 Subject to Clause 9.8.2, the Vendors shall bear all costs incurred by them and the Group in connection with the preparation, negotiation and entry into of this Agreement and the sale of the Shares. The Vendors shall indemnify the Purchaser against any professional fees incurred by the Company prior to the date of Completion and in connection with fulfillment of any of the Vendors' obligations under this Agreement in relation to the proposed sale of Filofax Group Limited. The Purchaser shall bear all such costs incurred by it.

         9.8.2 Costs to be borne by the Vendors pursuant to Clause 9.8.1 shall not include any costs incurred by the Vendors or the Group in connection with any payment that falls due to Michael Ball and/or Christopher Brace as a consequence of the sale of the Shares.

9.9      Interest

         If the Vendors or the Purchaser default in the payment when due of any sum payable under this Agreement (howsoever determined) the liability of the Vendors or the Purchaser (as the case may be) shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (as well after as before judgement) at a rate per annum of 1 per cent above LIBOR as quoted from time to time by The Royal Bank of Scotland PLC. Such interest shall accrue from day to day.

9.10     Notices

                  9.10.1 Any notice or other communication in connection with this Agreement shall be in writing in English (a "Notice") and shall be sufficiently given or served if delivered or sent:

                  in the case of each of the Vendors to Day Runner, Inc at:


                           Address: Day Runner, Inc
                                            2750 West Moore Avenue
                                            Fullerton, CA 92633-2565

                           Attention:       John Ausura; Catherine Ratcliffe

                           Fax:             001 (714) 441 4848

                           Attention:       Chief Executive Officer /Chairman

                           With additional copies of Notices to:

                           Address: Linklaters & Alliance

                                            One Silk Street

                                            London

                                            EC2Y 8HQ
                                            UK

                           Fax:             +44 20 7374 9318
                           Attention:       Olivia McKendrick / Nicholas Pearey



                  in the case of the Purchaser to  DRBG UK Limited at:

                           Address: c/o Filofax Group Limited,
                                             Waverley House,
                                            7/12 Noel Street,
                                            London,
                                            W1F 8NE
                                            UK

                           Fax:             +44 1444 238183
                           Attention:       The Company Secretary

                                    With  additional  copies of Notices to (such
                                    address   not  being  the  valid  place  for
                                    service):

                                    Gibson, Dunn & Crutcher, LLP
                                    Telephone House
                                    2-4 Temple Avenue
                                    London

                                    EC4Y 0YB
                                    Fax : 44 (0) 20 7070 9224

                                    Attention:       Judith Shepherd

                  or (in either case) to such other address or fax number in the United Kingdom as the relevant party may have notified to the other in accordance with this Clause. In particular, in relation to any court proceeding, the London office of the Vendors' solicitors can accept service of any proceedings.

                  9.10.2 Any notice may be delivered by hand or, sent by fax or prepaid first class post (first class in the case of service in the United Kingdom and airmail in the case of international service). Without prejudice to the foregoing, any Notice shall conclusively be deemed to have been received on the next working day in the place to which it is sent, if sent by fax, or 60 hours from the time of posting, if sent by post, or at the time of delivery, if delivered by hand.

9.11     Invalidity

         If any term in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, under any enactment or rule of law, such term or part shall to that extent be deemed not to form part of this Agreement but the legality, validity or enforceability of the remainder of this Agreement shall not be affected.

9.12     Counterparts

         This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this Agreement by executing any such counterpart.

9.13     Governing Law and Submission to Jurisdiction

                  9.13.1 This Agreement and the documents to be entered into pursuant to it, save as expressly referred to therein, shall be governed by and construed in accordance with English law.

                  9.13.2 All the parties irrevocably agree that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and the documents to be entered into pursuant to it.

                           [Intentionally left blank]

         In witness whereof this Agreement has been duly executed.

         SIGNED by         .........                          )
         for and on behalf of.......                          )
         DAY RUNNER, INC   .........        )



         SIGNED by         .........                          )
         for and on behalf of.......                          )
         DRI INTERNATIONAL .........        )
         HOLDINGS, INC     .........                          )



         SIGNED by         .........                          )
         for and on behalf of.......                          )
         DR UK HOLDINGS LIMITED.....                          )



         SIGNED by         .........                          )
         for and on behalf of.......                          )
         DRBG UK LIMITED   .........                          )

                                   Schedule 1

                                     Part 1

                           Shares Sold by each Vendor

Vendor                                               Shares Sold

Day Runner, Inc                                      3,919,668

DRI International Holdings, Inc                      1

DR UK Holdings Limited                               5,000

                                     Part 2

                     Particulars of Directors of the Company

Full Names                                           Usual Address

John Francis Ausura                                  63 Greencroft Drive,
                                                     Champage,
                                                     Illinois,
                                                     61821 USA

David Anthony Werner                                 22502 Almaden

                                                     Mission Viejo

                                                     92691

                                                     California

                                                     USA

                                     Part 3

                           Particulars of the Company

Registered Number:                                      3309833
Registered Office:                                      4th Floor Waverley House

                                7-12 Noel Street

                                     London

                                     WlF 8NE

Date and place of incorporation:                      24/01/97 - England & Wales
Secretary:                                            C. Ratcliffe
VAT Number:

Tax District and Reference Number:

Accounting Reference Date:                         30 June
Auditors:                                          Deloitte & Touche
Solicitors                                         Linklaters & Alliance
Authorised Share Capital:                          10,000,000 ordinary shares of
                                                   (pound)10 each
Issued and fully paid-up Share Capital:            3,924,669 ordinary shares of
                                                   (pound)10 each

                                     Part 4

                         Particulars of the Subsidiaries

                              Filofax Group Limited

Registered Number:                                  00175064
Registered Office:                                  Waverley House
                                                    7-12 Noel Street

                                                    London   WlF 8NE

Date and place of incorporation:                    06/06/1921 - England & Wales
Secretary:                                          Michael Ball
Directors                                           Michael Ball
                                                    Christopher Brace
                                                    John Ausura
                                                    David A Werner

VAT Number:                                         5970 52219
Tax District and Reference Number:                  571 73430 10006
Accounting Reference Date:                          30 June
Auditors:                                           Deloitte & Touche
Solicitors:                                         Linklaters & Alliance
Authorised Share Capital:                          (pound)2,500,000 divided into
                                                    50,000,000 Ordinary Shares
                                                    of 5p each

Issued and fully paid-up Share Capital:             25,124,059 Ordinary Shares
                                                    of 5p each

                                   Filofax Ltd

Registered Number:                                  01891062
Registered Office:                                  c/o Filofax Group Ltd

                                                    Waverley House

                                                    7-12 Noel Street

                                                    London, Wl F 8NE

Date and place of incorporation:                    01/03/1985 - England & Wales

Directors:                                          Michael Ball, Christopher
                                                    Brace

Secretary:                                          Michael Ball

VAT Number:                                         59705 2219

Tax District and Reference Number:                  571 83430 04779

Accounting Reference Date:                          30 June

Auditors:                                           Deloitte & Touche

Solicitors:                                         Linklaters & Alliance

Authorised Share Capital:                          (pound)l00,000 divided into
                                                   100,000 Ordinary Shares
                                                   of(pound)l each

Issued and fully paid-up Share Capital:            100 Ordinary Shares of(pound)
                                                   l each



Shareholders                                       No. of Shares

Filofax Group Ltd                                  100

                            Drakes Office Systems Ltd

Registered Number:                                  01239536

Registered Office:                                  c/o Filofax Group Ltd

                                                    Waverley House

                                                    7-12 Noel Street

                                                    London, WlF 8NE

Date and place of incorporation:                    06/01/1976 - England & Wales

Directors:                                          Michael Ball,
                                                    Christopher Brace

Secretary:                                          Michael Ball

VAT Number:                                         597052219

Tax District and Reference Number:                  571 82720 19475

Accounting Reference Date:                          30 June

Auditors:                                           Deloitte & Touche

Solicitors:                                         Linklaters & Alliance

Authorised Share Capital:                           (pound)50,000 divided into
                                                     50,000 Ordinary Shares of
                                                    (pound)1 each

Issued and fully paid-up Share                      1,000 Ordinary Shares of
Capital:                                            (pound)1 each


Shareholders                                         No. of Shares

Filofax Group Ltd                                    1,000

                               Filofax France Ltd

Registered Number:                                    2741286
Registered Office:                                    c/o Filofax Group Ltd

                                                      Waverley House

                                                      7-12 Noel Street

                                                      London, Wl F 8NE

Date and place of incorporation:                      14/08/1992 - England &
                                                       Wales

Directors:                                            Michael Ball and
                                                      Christopher Brace

Secretary:                                            Michael Ball

VAT Number:                                           Not registered

Tax District and Reference Number:                    571 83430 04975

Accounting Reference Date:                            30 June

Auditors:                                             Deloitte & Touche

Solicitors:                                           Linklaters & Alliance

Authorised Share Capital:                             (pound)20 divided into 400
                                                      Ordinary Shares of 5p each

Issued and fully paid-up Share Capital:                100 Ordinary Shares of
                                                      5p each



Shareholders                                           No. of Shares

Filofax Ltd                                            100

                                  Drakeplan Ltd

Registered Number:                                      3226778

Registered Office:                                      c/o Filofax Group Ltd

                                                        Waverley House

                                                        7-12 Noel Street

                                                        London, Wl F 8NE

Date and place of incorporation:                        18/07/1996 - England &
                                                        Wales

Directors:                                              Michael Ball and
                                                        Christopher Brace

Secretary:                                              Michael Ball

VAT Number:                                             Not registered

Tax District and Reference Number:                      571 25612 16347

Accounting Reference Date:                              30 June

Auditors:                                               Deloitte & Touche

Solicitors:                                             Linklaters & Alliance

Authorised Share Capital:                               (pound)1,000 divided
                                                         into 1,000 Ordinary
                                                        Shares of (pound)1 each

Issued and fully paid-up Share Capital:                 2 Ordinary Shares of
                                                       (pound)2 each



Shareholders                                            No. of Shares

Filofax Limited                                         2

                           Filofax Pension Trustee Ltd

Registered Number:                                     3751485

Registered Office:                                    c/o Filofax Group Ltd

                                                      Waverley House

                                                      7-12 Noel Street

                                                      London, WlF 8NE

Date and place of incorporation:                      13/04/1999 - England and
                                                        Wales

Directors:                                            Michael Ball and
                                                       Christopher Brace

Secretary:                                            Michael Ball

VAT Number:                                           Not registered

Tax District and Reference Number:                    571 1137 02827

Accounting Reference Date:                            30 June

Auditors:                                             Deloitte & Touche

Solicitors:                                           Linklaters & Alliance

Authorised Share Capital:                             (pound)1 divided into 1
                                                      Ordinary Shares of 1 each

Issued and fully paid-up Share                        1 Ordinary Shares of
                                                      Capital:(pound)l each



Shareholders                                          No. of Shares

Filofax Limited                                       1

                                 Baybond Limited

Registered Number:                                   2364396

Registered Office:                                   Filofax Group Ltd

                                                     Waverley House

                                                     7/12 Noel Street

                                                     London WlF 8NE

Date and place of incorporation:                     22/03/1989

Directors:                                           Michael Ball and
                                                     Christopher Brace

Secretary:                                           Michael Ball

VAT Number:                                          Not registered

Tax District and Reference Number:                   680 11720 04934

Accounting Reference Date:                           30 June

Auditors:                                            Deloitte & Touche

Solicitors:                                          Linklaters & Alliance

Authorised Share Capital:                            (pound)10,000 divided into
                                                     10,000 Ordinary Shares of
                                                     (pound)l each

Issued and fully paid-up Share Capital:              (pound)100 Ordinary Shares
                                                     of(pound)l each



Shareholders                                          No. of Shares

Topps of England Ltd                                  100



                            NOTE: NON-TRADING COMPANY

                                  Elijo Limited

Registered Number:                                    2690189

Registered Office:                                    c/o Filofax Group Ltd

                                                      Waverley House

                                                      7/12 Noel Street

                                                     London WlF 8NE

Date and place of incorporation:                     24/02/1992 - England and
                                                     Wales

Directors:                                           Michael Ball and
                                                      Christopher Brace

Secretary:                                           Michael Ball

VAT Number:                                          Not registered

Tax District and Reference Number:                   27080 11577

Accounting Reference Date:                           30 June

Auditors:                                            Deloitte & Touche

Solicitors:

Authorised Share Capital:                           (pound)1,286,650 divided
                                                    into 12,866,500 Ordinary
                                                    Shares of 10p each

Issued and fully paid-up Share Capital:             12,745,000 Ordinary Shares
                                                    of 10p each




Shareholders                                        No. of Shares

Filofax Group Limited                               12,744,999

Filofax Group Limited and Robin Field               1



                            NOTE: NON-TRADING COMPANY

                             Elijo (London) Limited

                               (formerly known as

                                               Henry Ling and Son (London) Ltd)



Registered Number:                            502562

Registered Office:                           c/o Filofax Group Ltd

                                             Waverley House

                                             7/12 Noel Street

                                             London WlF 8NE

Date and place of incorporation:            20.12.1951 - England and Wales

Directors:                                  Michael Ball and Christopher Brace

Secretary:                                  Michael Ball

VAT Number:                                 Not registered

Tax District and Reference Number:          571 37080 12315

Accounting Reference Date:                  30 June

Auditors:                                   Deloitte & Touche

Solicitors:                                 Linklaters & Alliance

Authorised Share Capital:                   (pound)6,000 divided into 6,000
                                            Ordinary Shares of (pound)1 each

Issued and fully paid-up Share Capital:     6,000 Ordinary Shares of(pound)1
                                            each




Shareholders                                No. of Shares

Elijo Ltd                                   6,000

                            Lefax Publishing Limited

Registered Number:                          2268439

Registered Office:                          c/o Filofax Group Ltd

                                            Waverley House

                                            7/12 Noel Street

                                            London Wl F 8NE

Date and place of incorporation:            16/06/1988 - England and Wales

Directors:                                  Michael Ball and Christopher Brace

Secretary:                                  Michael Ball

VAT Number:                                 Not registered

Tax District and Reference Number:          23470 22402

Accounting Reference Date:                  30 June

Auditors:                                   Deloitte & Touche

Solicitors:                                 Linklaters & Alliance

Authorised Share Capital:                   (pound)701,947.00  divided  into
                                            701,947  Ordinary  Shares of(pound)1
                                            each

Issued and fully paid-up Share Capital:     701,947 Ordinary Shares of(pound)
                                            1 each





Shareholders                                                  No. of Shares

Filofax Ltd                                                   701,947



                            NOTE: NON-TRADING COMPANY

                        Yard-O-Led Pencil Company Limited

Registered Number:                                 284373

Registered Office:                                 c/o Filofax Group Ltd

                                                   Waverley House

                                                   7/12 Noel Street London

                                                   Wl F 8NE

Date and place of incorporation:                 3/2/1934 - England & Wales

Directors:                                       Michael Ball, Christopher Brace

                                                 and Timothy Tufnell

Secretary:                                       Michael Ball

VAT Number:                                      59705 2219

Tax District and Reference Number:               23430 14702

Accounting Reference Date:                       30 June

 Auditors:                                       Deloitte & Touche

Solicitors:                                      Linklaters & Alliance

Authorised Share Capital:                        (pound)100 divided into 100
                                                Ordinary Shares of (pound)l each

Issued and fully paid-up Share Capital:         100 Ordinary Shares of(pound)
                                                l each




Shareholders                                                  No. of Shares

Filofax Group Ltd                                             49

Tufnell Investments Ltd                                       51

                                                              100

                            NOTE: NON-TRADING COMPANY

                            Topps of England Limited

Registered Number:                               596813

Registered Office:                               c/o Filofax Group Ltd

                                                 Waverley House

                                                 7/12 Noel Street

                                                 London WlF 8NE

Date and place of incorporation:                 9/l/1958 - England & Wales

Directors:                                       Michael Ball and Christopher
                                                 Brace

Secretary:                                       Michael Ball

VAT Number:                                      680 41720 53430

Accounting Reference Date:                       30 June

Auditors:                                        Deloitte & Touche

Solicitors:                                      Linklaters & Alliance

Authorised Share Capital:                       (pound)500,000  divided into
                                                341,000  Ordinary Shares of
                                                (pound)1 each  and 159,000
                                                Deferred Shares of(pound)1 each

Issued and fully paid-up Share Capital:         91,000  Ordinary  Shares of
                                                (pound)l each and  159,000
                                                Deferred Shares of (pound)1 each

Shareholders                                          No. of Shares

Filofax Group Ltd                                   91,000 Ordinary Shares

[SEARCH STATES THIS AS                             159,000 Deferred Shares
FILOFAX GROUP PLC]                                _____________________
                                                   250,000

                            NOTE: NON-TRADING COMPANY

                              Filofax Hong Kong Ltd

Incorporation Number:                         427034
                                              29th floor Win On Centre

Registered Office:                            11 Connaught Road Central

                                               Hong Kong

Date and place of incorporation:              10/06/1993 - Hong Kong
                                              Daniel K.K. Kwan, Rackson

Principals:                                   Company Limited and
                                              Christopher Brace

Secretary:                                    McCable Secretarial Services
                                              Limited

VAT Number:                                    N/A

Tax District and Reference Number:             N/A

Accounting Reference Date:                     N/A

Auditors:                                      BDO McCabe Lo & Company

Solicitors:                                    N/A

Authorised Share Capital:                      HK$10,000 divided into
                                               10,000 Ordinary Shares of
                                               HK$1.00 each

Issued and fully paid-up Share Capital:        2 Ordinary Shares of HK$1.00 each



Shareholders                                         No. of Shares

Filofax Group Ltd                                       1

Filofax Limited                                         1

                                    FilofaxAB

Registered Number:                                556471-1199

Registered Office:                                Box 1605, 5-70116, Orebro

Date and place of incorporation:                  29/07/1993 - Sweden

Directors:                                        Bjorn-Ingvar  Olsson,
                                                  Christopher Brace,
                                                  Dennis Rundberg and  Michael
                                                  Ball   (elected,   but  not
                                                  registered  by
                                                  authority). Deputy Director
                                                  - Kenneth Pettersson

Secretary:                                        None
                                                  SE556471119901 (Sweden)
VAT Number:                                       FI10632183 (Finland)
                                                  DK20801832
                                                  556 471-1199 (Sweden)
Tax District and Reference Number:                688,043 (Finland)
                                                  244.914 (Denmark)

Accounting Reference Date:                        30 June

Auditor:                                          BDO Feinstein revision AB -
                                                  Mats Bondeson

Solicitors:                                       Use  different   solicitors
                                                  for  different   issues  when
                                                  necessary.

Authorised Share Capital:                         SEK 100,000 dividend into
                                                  5,000 shares of 20 SEK each

Issued and fully paid-up Share Capital:           5,000 shares of 20 SEK each

Non-distributable Reserves                        SEK 22,450,000 Legal reserve

Shareholders                 Beneficial Owners             No. of Shares

Filofax Group Ltd                                              5,000

                                   Filofax A/S

Registered Number:                               213.926

Registered Office:                               Baldersbakvej 31, DK-2635 Ishoj

Date and place of incorporation:                 2/6/1993 - Copenhagen

Directors:                                       Bjorn-Ingvar Ollson,
                                                 Christopher Brace and Torben
                                                 Burkal

Secretary:                                       None

VAT Number:                                      17095285

Tax District and Reference Number:               213.926

Accounting Reference Date:                       31 March

Auditors:                                        BDO Binder

Solicitors:                                      Advokatfirmaet Kromann & Munter

Authorised Share Capital:                        500,000 TDKK divided into 5,000
                                                 A Shares of 100 DKK each

Issued and fully paid-up Share Capital:          5,000 A Shares of DKK 100 each



Shareholders                                     No. of Shares

Filofax Ltd                                      5,000



                            NOTE: NON-TRADING COMPANY

                                  Filofax GmbH

Registered Number:                                HRB53342

Registered Office:                                Am Kronberger Hang

                                                  65824 Schwalbach

                                                  Germany

Date and place of incorporation:                  29/07/1993 - Hamburg

Directors:                                        Volker Jungeblut and
                                                   Christopher Brace

Secretary:                                        o

VAT Number:                                       DE 811 228 190

Tax District and Reference Number:                040 233 35 148

Accounting Reference Date:                        30 June

Auditors:                                         Fritsen Consult

Authorised Share Capital:                         DM400.000

Issued and fully paid-up Share Capital:           DM400.000



Shareholders                                      No. of Shares

Filofax Ltd                                       400,000

                              Filofax Italia S.rl.

Registered Number:                                   77458/1988
                                                     via del Rondinino 4/B

Registered Office:                                   50132 Firenze (FI)
                                                     Italy

Date and place of incorporation:                     01.12.98 - registered at
                                                     Chamber of Commerce of
                                                     FI no.501208

Directors:                                           Christopher Brace,
                                                     Jerome Canlorbe,
                                                     Michael Ball

Secretary:                                           None

VAT Number:                                          IT 04928560483

Fiscal Code:                                         016069

Accounting Reference Date:                           30 June

Auditors/Solicitors:                                 Dr Canessa, Via Fra
                                                     Domenico, Buonvieini 5
                                                     50132 Firenze

Authorised Share Capital:                            20,000,000 Italian Lire

Issued and fully paid-up Share Capital:              20,000,000 Italian Lire



Shareholders                                         No. of Shares

Filofax Ltd                                          19,999,000

Jerome Canlorbe                                      1,000

                                                     20,000,000

                               Filofax France Sarl

Registered Number:                                 RCS: Paris B 388 517 195
                                                   89, Rue de Sevres

Registered Office:                                 75006 Paris, France

Date and place of incorporation:                   15/09/1992 - Paris

Gerant:                                            Christopher Brace

Secretary:                                         None

VAT Number:                                        FR 82388517195

Tax District and Reference Number:                 FRP 75802001 3051 7500055

Accounting Reference Date:                         30 June

                                                   Patrick Aumerais

Commissaire aux comptes:                           7, rue Le Goff

                                                   75005 Paris

Authorised Share Capital:                          FRF 50,000  divided  into 500
                                                   Ordinary  Shares of FRF 100
                                                   each

Issued and fully Share paid-up Capital:            500 Ordinary Shares of FRF
                                                   100 each

Loan Capital:                                      None



Shareholders                                        No. of Shares

Filofax France Ltd                                         500

                      Sturges Bladdon and Middleton Limited

Registered Number:                               752439
                                                 c/o Filofax Group Ltd

Registered Office:                               Waverley House

                                                 7/12 Noel Street

                                                 London W1F 8NE

Date and place of incorporation:                 06/03/1963 - England and Wales

Directors:                                       Michael Ball and
                                                 Christopher Brace

Secretary:                                       Michael Ball

VAT Number:                                      Not registered

Tax District and Reference Number:               23430 12902

Accounting Reference Date:                       30 June

Auditors:                                        Deloitte & Touche

Solicitors:

Authorised Share Capital:                        (pound)100 divided into 100
                                                 Ordinary Shares of(pound)1 each

Issued and fully paid-up Share Capital:          2 Ordinary Shares of(pound)1
                                                 each





Shareholders                                            No. of Shares

Yard-O-Led Pencil Company Ltd                                 2



                            NOTE: NON-TRADING COMPANY

                           Edward Baker & Son Limited

Registered Number:                           209240

Registered Office:                           4th Floor,  Waverley House,
                                             7-12 Noel Street,  London, W1F
                                             8NE

Date and place of incorporation:             26 October 1925 in England and
                                             Wales

Directors:                                   Michael David Ball and Christopher
                                                 Simon Brace

Secretary:                                   Michael David Ball

Accounting Reference Date:                   30 June

Auditors:                                    None

Solicitors:                                  Linklaters & Alliance
Authorised Share Capital:                    4,2000 5 1/4% Cumulative Preference
                                             Shares of(pound)1 each
                                             2,800 Ordinary Shares of (pound)
                                             1 each

Issued and fully paid-up Share Capital:      4,2000 5 1/4% Cumulative Preference
                                             Shares of(pound)1 each

                                             1,601 Ordinary Shares of (pound)1
                                             each

Shareholders              Beneficial Owners                       No. of Shares

Filofax Group Limited                                               1 Ordinary

Yard-o-led Pencil Co Limited                                     1,600 Ordinary

                                                               4,200 Preference

                              NOTE: DORMANT COMPANY

                           Tufnell Investments Limited

Registered Number:                           639693
                                             c/o Filofax Group Ltd

Registered Office:                           Waverley House

                                             7/12 Noel Street
                                             London W1F 8NE

Date and place of incorporation:             15/10/1959 - England and Wales

Directors:                                   Michael Ball and Christopher Brace

Secretary:                                   Michael Ball

VAT Number:                                  Not registered

Tax District and Reference Number:           83430 13480

Accounting Reference Date:                   30 June

Auditors:                                    Deloitte & Touche

Solicitors:

Authorised Share Capital:                  (pound)100 dividend into 100 Ordinary
                                           Shares of(pound)1 each

Issued and fully paid-up Share Capital:    100 Ordinary Shares of(pound)1 each





Shareholders                                          No. of Shares

Filofax Group Ltd                                          100



                            NOTE: NON-TRADING COMPANY

                             Topps Far East Limited

Registered Number:                         487254

Registered Office:                         19th floor Office C United Centre
                                           95 Queensway

                                           Hong Kong

Date and place of incorporation:           02/08/1994 - Hong Kong

Principals:                                Michael  Lionel  Phillips,
                                           David John Edward Brown,
                                           Wing Cheong Bruce Lo,
                                           Lai Kuen Connie Lui, Wai Leung Yip

Secretary:                                 Consolidated  Secretaries  Ltd,
                                           16-18  Kau U  Fong,  M/F,
                                           Central, Hong Kong

VAT Number:

Tax District and Reference Number:

Accounting Reference Date:

Auditors:                                  M B Lee & Co
                                           United Centre

                                           19th floor, Office C
                                           95 Queensway, Hong Kong

Solicitors:

Authorised Share Capital:                  HK$10,000  divided into 10,000
                                           Ordinary Shares of HK$1.00
                                           each

Issued and fully paid-up Share Capital:    10,000 Ordinary Shares of HK$1.00
                                            each





Shareholders                                          No. of Shares

Topps of England Ltd                                      9,999

Incorporated Nominees Ltd                                   1
                                                     -------------
                                                        10,000

                            NOTE: NON-TRADING COMPANY

                               Topps Hong Kong Ltd

Incorporation Number:                       71150

Registered Office:                          19th floor Office C United Centre
                                            95 Queensway

                                            Hong Kong

Date and place of incorporation:            06/07/1979 - Hong Kong

Principals:                                 Wai Leung Yip,
                                            Michael Lionel Phillips,
                                            David John Brown

Secretary:                                  Consolidated  Secretaries  Ltd,
                                            16-18  Kau U  Fong,  M/F,
                                            Central, Hong Kong

VAT Number:

Tax District and Reference Number:

Accounting Reference Date:

Auditors:                                   M B Lee & Co
                                            United Centre
                                            19th floor, Office C
                                            95 Queensway, Hong Kong

Solicitors:

Authorised Share Capital:                   HK$10,000  divided into 10,000
                                            Ordinary Shares of HK$1.00 each

Issued and fully paid-up Share Capital:     10,000 Ordinary Shares of
                                            HK$1.00 each





Shareholders                                          No. of Shares

Topps of England Ltd                                      9,998

Incorporated Nominees Ltd                                   2
                                                    -------------------
                                                         10,000

                            NOTE: NON-TRADING COMPANY

                                   Schedule 2

                             Completion Obligations

         1.                         Vendors' Obligations

         1.1......General

         On Completion the Vendors shall, in accordance with Clause 4, deliver or make available to the Purchaser:

                              1.1.1 3  transfers  relating  to the  Shares  duly
                    executed by each of the Vendors in favour of the Purchaser or as it may direct;

                              1.1.2 the  written  resignations  of John  Ausura,
                    David Werner and Catherine Ratcliffe from office as a director or secretary from the Company and Filofax Group Limited to take effect on the date of Completion with acknowledgements signed by each of them in a form satisfactory to the Purchaser and executed as a deed to the effect that he or she has no claim against any Group Company or any other member of the Group for compensation for loss of office (whether contractual, statutory or otherwise), unfair dismissal, redundancy or otherwise except only for any accrued remuneration and reimbursable business expenses incurred down to the date of Completion;

                              1.1.3 certified copies of each of the Third Further Amending Agreements entered into between Filofax Group Limited and each of Michael Ball and Christopher Brace in relation to their respective service contracts together with certified copies of the minutes authorising such agreements;

                              1.1.4 an officers  certificate  from Filofax Group
                    Limited, attaching a schedule of inter-company transfers from the Group plus Filofax, Inc (and its subsidiaries) to the Vendors' Group for the period of 30 days prior to Completion, stating that he or she believes such schedule to accurately reflect the inter-company transfer position between the Vendors' Group and the Group plus Filofax, Inc (and its subsidiaries) for such period;

                              1.1.5 certified copies of the board (and any necessary shareholder) resolutions of each of the Vendors approving the terms of this Agreement;

                              1.1.6 (if the  Purchaser so requires)  the written
                    resignations of the auditors of each Group Company to take effect as of the date of Completion, with acknowledgements signed by each of them in a form satisfactory to the Purchaser to the effect that they have no claim against any Group Company and containing the statement referred to in
                    Section 394 of the Companies Act 1985 to the effect that there are no circumstances connected with their resignation which they consider should be brought to the notice of the members or creditors of any Group Company;

                              1.1.7 (for the  Purchaser  itself and as agent for
                    the Company) the certificates of incorporation, corporate seals (if any), cheque books, statutory and other books of each Group Company (duly written up-to-date), and the share certificates in respect of each of the Subsidiaries that are not charged or pledged pursuant to the Loan Documentation;

                              1.1.8 all the financial and accounts of each Group
                    Company and (for the Purchaser itself and as agent for the Company) all title deeds and other documentation relating to the Properties;

                              1.1.9 the latest  available bank statements of all
                    bank accounts of all Group Companies;

                              1.1.10 copies of any third party consents required
                    under the trading contracts of the Company or
                                    its Subsidiaries; and

                              1.1.11 letters of consent signed on behalf of the parties to the Loan Documentation releasing any charge or pledge over the Shares to theextent required to complete this Agreement.

         and to the extent that the Vendors are unable to deliver or make available the afore mentioned on Completion, they shall do so within a period of two weeks following Completion.

1.2      Board Resolutions of the Group Companies

         On  Completion,   the  Vendors  shall  procure  the  passing  of  Board
Resolutions of each Group Company inter alia:

                              1.2.1 (if so required by the  Purchaser)  revoking
                    all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts;

                              1.2.2 accepting the resignations referred to in paragraph 1.1.2 of this Schedule, appointing such persons (within the maximum number permitted by the Articles of Association) as the Purchaser may nominate as directors and secretary, and in relation to:

                              (a)   the   Company,    subject   to   Completion,
                    re-registering   as  a  limited  company  and  adopting  new
                    Articles of Association (having procured the necessary shareholder approval); and

                              (b) Filofax Group Limited,  subject to Completion,
                    adopting new Articles of Association (having procured the necessary shareholder approval);

                              1.2.3 in the case of the Company  only,  approving
                    the registration of the share transfers referred to in paragraph 1.1.1 of this Schedule subject only to their being duly stamped; and

                              1.2.4 accepting the resignations referred to in paragraph 1.1.6 of this Schedule and appointing auditors of each Group Company as the Purchaser may direct;

                              and shall  hand to the  Purchaser  duly  certified
                    copies of such Resolutions and to the extent that the Vendors are unable to procure the passing of such Resolutions on Completion, other than in relation to paragraph 1.1.1, 1.1.2, 1.1.3, 1.1.4, 1.1.5, 1.2.2 and
                    1.2.3, they shall do so within a period of two weeks following Completion.

2.       Purchaser's Obligations

         On Completion the Purchaser shall satisfy its obligations  under Clause
         4.3 and deliver copies of the following document, duly signed by all of the parties other than Filofax, Inc and those parties which are within the Vendors' Group or the Group:

                              (a) the Debt Affirmation and Release  Agreement to
                    be entered into by some or all of the parties to the Loan Documentation; and

                              (b) the Satisfaction  Agreement to be entered into
                    by some or all of the parties to the Loan Documentation.

                                   Schedule 3

                                     Part 1

                 Warranties given by the Vendors under Clause 5

1 Authority and Capacity of the Vendor

1.1      Incorporation

         The Vendors and the Group Companies are companies duly incorporated and validly existing under their respective laws of incorporation.

1.2      Authority to enter into this Agreement etc.

         The Vendors have the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by the Vendors pursuant to or in connection with this Agreement which when executed will constitute valid and binding obligations on the Vendors, in accordance with their respective terms.

1.3      No Breach

         The execution and delivery of, and the performance by the Vendors of their obligations under, this Agreement will not, so far as the Vendors are aware,:

                              1.3.1 result in a breach of any provision of the memorandum or articles of association of the Vendors or Group Company; or

                              1.3.2 result in a breach of or give any third party a right to terminate or modify, or result in the creation of any Encumbrance under, any agreement, licence or other instrument other than the Loan Documentation or result in a breach of any order, judgement or decree of any Court, governmental agency or regulatory body to which the Vendor or Group Companies is a party or by which the Vendor or any of its assets or Group
                  Companies is bound.

1.4      The Shares

         The Vendors are entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares on the terms of this Agreement without the consent of any third party. The Shares comprise the whole of the allotted and issued share capital of the Company, have been properly and validly allotted and issued and are each fully paid.

1.5      Pre-emption etc.

         No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, sale or transfer of any share or loan capital in any Group Company under any option or other agreement (including conversion rights and rights of pre-emption) and there are no Encumbrances on the shares of any Group Company.

1.6      The Inter-Company Debt

         The Vendors are entitled to assign and transfer to the Purchaser the full legal and beneficial title to the Inter-Company Debt. The Inter-Company Debt is free of any Encumbrance.

2        Accuracy and Adequacy of Information Disclosed to the Purchaser

         All information contained in Schedules 1 and 5 of this Agreement is when taken as a whole and to the best of the knowledge, information and belief of the Vendors true and accurate in all material respects at the date hereof.

3        Accounts and Records

         3.1      Accounts

                  To the best of the knowledge, information and belief of the Vendors, the Audited Accounts have been prepared in accordance with the accounting policies and principles set out therein and properly present the net assets of the Group as at the Balance Sheet Date.

         3.2      Accounting and other Records

                  The statutory books and accounting records of each Group Company are to the Vendors' knowledge up-to-date and maintained in accordance with all applicable legal requirements on a proper basis and to the Vendors' knowledge contain complete and accurate records of all matters required by law to be dealt with in such books.

         3.3      Changes since the Balance Sheet Date

                  Since the Balance Sheet Date, so far as the Vendors are aware and save as expressly provided for in this Agreement:

                              3.3.1 there has been no material adverse change in
                    the financial position or turnover of the Group as a whole, other than are resulting from changes in general economic conditions or from factors affecting companies carrying on similar businesses to a similar extent;

                              3.3.2 the business of the Group as a whole has been carried on in the ordinary course, without any interruption or alteration in its nature, scope or manner, and so as to maintain the same as a going concern;

                              3.3.3 no dividend or other  distribution  has been
                    declared, made or paid by the Company to its members;

                              3.3.4 no share or loan  capital has been  allotted
                    or issued by a Group Company; and

                              3.3.5 no Group  Company has  redeemed or purchased
                    or agreed to redeem or purchase any of its share capital.
3.4      Taxation

                              3.4.1 Full  provision  or reserve has been made in
                    the Audited Accounts for all taxation liable to be assessed on each Group Company or for which each is or may become accountable in respect of:

                              (i) profits, gains or income (as computed for taxation purposes) arising or accruing or deemed to arise or accrue on or before the Balance Sheet Date;

                              (ii) any  transactions  effected  or  deemed to be
                    effected on or before the Balance Sheet Date or provided for in the Audited Accounts;

                              (iii) distributions made or deemed to be made on or before the Balance Sheet Date or provided for in the Audited Accounts.

                              3.4.2  Proper  provision  or reserve for  deferred
                    taxation in accordance with accounting principles and standards generally accepted at the date of this Agreement in the United Kingdom has been made in the Audited Accounts.

                              3.4.3 Except as disclosed by the Audited  Accounts
                    and save in so far as full provision is made in them in a deferred taxation account for taxation in respect of any balancing charges which would arise or accrue in respect of any such machinery and plant on disposal thereof at the value at which the machinery and plant is included in the Audited Accounts, the machinery and plant is not included in the Audited Accounts at such value that if it were obtained on the disposal or deemed disposal of the machinery and plant as a whole a balancing charge would arise or accrue.

3.5      Debts

         None of the debts receivable or due to any Group Company which are included in the Audited Accounts or which have subsequently arisen has been outstanding for more than three months from its due date for payment or has been released on terms that the debtor has paid less than the full value of his debt and all such debts have realised or will realise in the normal course of collection their full value as included in the Audited Accounts or in the books of the relevant Group Company after taking into account the provision for bad and doubtful debts made in the Audited Accounts. For the avoidance of doubt, a debt shall not be regarded as realising its full value to the extent that it is paid, received or otherwise recovered in circumstances in which such payment, receipt or recovery is or may be void, voidable or otherwise liable to be reclaimed or set aside.

3.6      Borrowings

                              3.6.1 The amounts  borrowed by each Group  Company
                    do not exceed any limitation on its borrowings contained in its Articles of Association (or other constitutional documents) or in any debenture or other deed or document binding upon it.

                              3.6.2 No Group  Company has  outstanding  any loan
                    capital, nor has it factored any of its debts, nor engaged in any financing of a type which would not be required to be shown or reflected in the Audited Accounts or borrowed any money which it has not repaid, save for borrowings disclosed in the Data Room.

4        Legal Matters

4.1      Compliance with Laws

         To the best of the knowledge, information and belief of the Vendors, each of the Group Companies has carried on and is carrying on its business and operations in all material respects so that there have been no breaches of applicable laws, regulations and bye-laws in each country in which it is carried on and there have not been and are not any breaches by any Group Company of its constitutional documents and there has not been any, and there is no, investigation or enquiry by, or order, decree, decision or judgement of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding or anticipated against any Group Company or any person for whose acts or defaults it may be vicariously liable which has had or may have a material adverse effect upon its assets or business, nor is there any notice or other communication (official or otherwise) from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to an alleged actual or potential violation and/or failure to comply with any such applicable law, regulation, bye-law or constitutional document, or requiring it to take or omit any action which has had or may have a material adverse effect upon its assets or business.

4.2      Licences and Consents

         To the best of the knowledge, information and belief of the Vendors, all licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals and authorities
         ("Licences") necessary or desirable for the carrying on of the businesses and operations of each of the Group Companies as now carried on, have been obtained, are in full force and effect and have been and are being complied with. To the best of the knowledge, information and belief of the Vendors, there is no investigation, enquiry or proceeding outstanding or anticipated which is likely to result in the suspension, cancellation, modification or revocation of any of such Licences. None of such Licences has been breached or is likely to be suspended, cancelled, refused, modified or revoked (whether as a result of the entry into or completion of this Agreement or otherwise).

4.3      Litigation

                              4.3.1 Since the Balance  Sheet Date,  no claim for
                    damages  or  otherwise  has  been  made  against  any  Group
                    Company.

                              4.3.2 No Group  Company  (or any  person for whose
                    acts or defaults a Group Company may be vicariously liable) is involved whether as plaintiff or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration (other than as plaintiff in the collection of debts arising in the ordinary course of its business) and no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration of material importance is pending or threatened by or against any Group Company (or any person for whose acts or defaults a Group Company may be vicariously liable).

                              4.3.3 There are no investigations, disciplinary proceedings or other circumstances known to the Vendors likely to lead to any such claim or legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration.

4.4      Insolvency etc.

                              4.4.1 No order has been made,  petition presented,
                    resolution passed or meeting convened for the winding up (or other process whereby the business is terminated and the assets of the company concerned are distributed amongst the creditors and/or shareholders or other contributories) of any Group Company and there are no cases or proceedings under any applicable insolvency, reorganisation, or similar laws in any jurisdiction concerning any Group Company and no events have occurred which, under applicable laws, would justify any such cases or proceedings.

                              4.4.2 No petition has been presented or other proceedings have been commenced for an administration order to be made (or any other order to be made by which during the period it is in force, the affairs, business and assets of the company concerned are managed by a person appointed for the purpose by a court, governmental agency or similar body) in relation to any Group Company, nor has any such order been made.

                              4.4.3 No  receiver  (including  an  administrative
                    receiver), liquidator, trustee, administrator, custodian or similar official has been appointed in any jurisdiction in respect of the whole or any part of the business or assets of any Group Company and no step has been taken for or with a view to the appointment of such a person.

5.       Trading and Contractual Arrangements

5.1      Effect of Sale of the Shares

         To the best of the knowledge, information and belief of the Vendors neither entering into, nor compliance with, nor completion of this Agreement will, or is likely to, cause any Group Company to lose the benefit of any right or privilege it presently enjoys or any person who normally does business with or gives credit to any Group Company not to continue to do so on the same basis, or any officer or senior employee of any Group Company to leave his employment, and to the best of the knowledge, information and belief of the Vendors the attitude or action of customers, suppliers, employees and other persons with regard to any Group Company will not be prejudicially affected thereby.

5.2      Contracts

                              5.2.1 No Group  Company is, or has been,  party to
                    any contract, commitment or arrangement which:

                              (i) is outside the ordinary course of business;

                              (ii) is not wholly on an arm's length basis; or

                              (iii) is of a long-term  nature (that is, unlikely
                    to have been fully performed in accordance with its terms more than six months after the date it was entered into or undertaken or incapable of termination by the Vendors on six months' notice or less).

5.3      Compliance with Agreements

         All the contracts and all leases, tenancies, licences, concessions and agreements of whatsoever nature to which any of the Group Companies is a party are valid, binding and enforceable obligations of such Group Companies and the terms thereof have been complied with by the relevant Group Company and to the best of the knowledge, information and belief of the Vendors by all the other parties thereto and there are to the best of the knowledge, information and belief of the Vendors no grounds for rescission, avoidance or repudiation of any of the contracts or such leases, tenancies, licences, concessions or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

5.4      Anti-Trust

         No Group Company is a party to any agreement, arrangement or concerted practice or is carrying on any practice which in whole or in part contravenes or is invalidated by any antitrust, fair trading, consumer protection or similar legislation in any jurisdiction where the Group Company has assets or carries on business or in respect of which any filing, registration or notification is required or is advisable pursuant to such legislation (whether or not the same has in fact been made).

5.5      Guarantees etc.

         Save as disclosed in the Audited Accounts, there is not outstanding any guarantee, indemnity, surety ship or comfort (whether or not legally binding) given by or for the benefit of any Group Company.

6        Employees etc.

6.1      Employees and Terms of Employment

                              6.1.1 There is not in existence any written contract of employment with any director or employee of any Group Company, nor any consultancy agreements with any Group Company, which cannot be terminated by 12 months' notice or less without giving rise to any claim for damages or compensation (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

                              6.1.2   Other   than  in   relation   to   Messrs.
                    Christopher Brace and Michael Ball, there are no terms of employment for employees at any Group Company or consultancy agreements with any Group Company or terms of appointment for directors of any Group Company which provide that a change in control of any Group Company (however change in control may be defined in the said document, if at all) shall entitle the said employee, consultant or director to treat the change in control as amounting to a breach of the contract or entitling him to any payment or benefit whatsoever or entitling him to treat himself as redundant or dismissed or released from any obligation.

6.2      Trade Disputes

         No Group Company is involved in, and there are no circumstances likely to give rise to, any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any trade unions, works council, staff association or other similar Organisation or other body representing any of the employees.

7        Taxation Matters

         References to any Taxation or other appropriate fiscal authority shall include any local, municipal, governmental, state, federal or other body or authority wherever in the world (and shall, for the avoidance of doubt, but without prejudice to the generality of the foregoing, include references to customs and/or excise authorities).

7.1      Returns, Information and Clearances

                              7.1.1 All registrations, returns, computations and
                    notices which are or have been required to be made or given by each Group Company for any Taxation purpose in respect of the Group's business (i) have been made or given within the requisite periods and on a proper basis and are up-to-date and correct and (ii) none of them is, or is likely to be, the subject of any dispute with any Taxation authority.

                              7.1.2 Each Group Company is in possession of sufficient information or has reasonable access to such information to enable it to compute its liability to Taxation in so far as it depends on any Transaction occurring on or before Completion.

7.2      Taxation Claims, Liabilities and Reliefs

                              7.2.1 There are set out in the Data Room,  details
                    of any Taxation that may be outstanding in respect of any of the Group Companies.

                              7.2.2 There are set out in the Data Room,  details
                    of all matters relating to Taxation in respect of which each Group Company (either alone or jointly with any other person) has, or at Completion in relation to the relevant Group Company will have, an outstanding entitlement:

                              (i) to make any claim  including  a  supplementary
                    claim for relief from Taxation under any statutory provision relating to Taxation;

                              (ii) to make any  election for one type of relief,
                    or one basis, system or method of Taxation, as opposed to another;

                              (iii) to make any appeal (including a further appeal) or objection against an assessment to Taxation;

                              (iv) to make any application for the  postponement
                    of, or payment by installments of, Taxation; or

                              (v) to disclaim any allowance or relief;

                           such details being sufficient to enable the Purchaser to procure that any time limit to such entitlement expiring within six months after Completion in relation to the relevant Group Company can be met.

                              7.2.3 No relief (whether by way of deduction, reduction, set-off, exemption, repayment, allowance or otherwise) from, against or in respect of any Taxation has been claimed and/or given to any Group Company which could or might be effectively withdrawn, postponed, restricted or otherwise lost as a result of any act, omission, event or circumstance arising or occurring at or at any time after Completion in relation to the relevant Group Company.

7.3.Trading Company Status

Each Group Company at the date of this Agreement carries on a business activity which is a trade for the purposes of Taxation and has not ceased and will not as a result of any contract, agreement or arrangement entered into before Completion in relation to the relevant Group
Company cease to carry on such activity.

7.4      Company Residence

         There are set out in Schedule 1 full particulars of the residence for Taxation purposes of each Group Company.

7.5      Acquisitions from Members of the same Group

         The entry into or completion of this Agreement will not result in any profit or gain being deemed to accrue to any Group Company for Taxation purposes.

7.6      Base Values and Costs of Acquisition



                              7.6.1 If each of the assets  (other  than  trading
                    stock) of each Group Company was disposed of for a consideration equal to the book value of that asset in, or adopted for the purpose of, the Audited Accounts, no Taxation liability not fully provided for in the Audited Accounts would arise; and, for the purpose of determining such Taxation liability, there shall be disregarded any Taxation Benefit available to the Group Company concerned.

                              7.6.2 No Group Company has since the Balance Sheet
                    Date acquired any asset (other than trading stock) from another Group Company.

7.7      Deductions from Payments

         Each Group Company has complied with all statutory provisions relating to Taxation which require the deduction of Taxation from any payment made by it, and has properly accounted for any such Taxation which ought to have been accounted for.

7.8      Depreciatory Transactions

         No asset owned by any Group Company has at any time since its acquisition by that or any other Group Company been subjected to a reduction in value such that any allowable loss arising on its disposal is likely to be reduced or eliminated or any chargeable gain arising on its disposal is likely to be increased.

7.9      Tax Equalisation Payments

                              7.9.1 No Group Company is liable to make a payment
                    for the utilisation, surrender or other transfer of any Taxation Benefit, nor is any such payment received by any Group Company liable to be refunded; and

                              7.9.2 No Group Company is under any  obligation to
                    surrender or otherwise transfer any Taxation Benefit.

7.10     VAT/Sales Tax

         All proper records have been kept and all proper returns have been made as required by laws for the purpose of VAT or other applicable sales taxes in connection with the Group's business up to and including today's date.

7.11     Disputes

         The Vendors are not involved in any dispute with any Taxation or other appropriate fiscal authority concerning any matter likely to affect the Shares in any way.

8        Assets (other than the Properties and Intellectual Property)

8.1      Ownership of the Group Companies

         The  Company,   and/or  (where  specified)  a  Group  Company,  is  the
         beneficial owner of all the issued or allotted shares of the Subsidiaries listed in Schedule 1 free from all Encumbrances and all such shares are fully paid or credited as fully paid.

8.2      Subsidiaries, Associates and Branches No Group Company:

         No Group Company:

                              8.2.1 is the holder or beneficial owner of, or has
                    agreed to acquire, any share or loan capital of any other company (whether incorporated in the United Kingdom or elsewhere) other than the Subsidiaries set out in Schedule 1;

                              8.2.2 has any branch,  division,  establishment or
                    operations outside the jurisdiction in which it is incorporated (other than to the extent disclosed in the Data Room in relation to Denmark & Sweden); or
                              8.2.3 has or has had any associate (that is to say, an entity which falls to be treated as such for the purposes of FRS 9).

8.3      Title to Assets

         All assets (other than the Properties and Intellectual Property) of each Group Company, including all debts due to each Group Company which are included in the Audited Accounts or at the Balance Sheet Date used or held for the purposes of its business, were at the Balance Sheet Date the absolute property of such Group Company and (save for those subsequently disposed of or realised in the ordinary course of trading) all such assets and all assets and debts which have subsequently been acquired or arisen are the absolute property of such Group Company and none is the subject of any assignment or Encumbrance (excepting only liens arising by operation of law in the normal course of trading) or the subject of any factoring arrangement, hire purchase, conditional sale or credit sale agreement excepting any retention of title clauses in contracts.

9        Intellectual Property

9.1      Ownership

                              9.1.1 To the best of the knowledge, information and belief of the Vendors, all material rights and interests held by the Group (whether as owner license or otherwise) inIntellectual Property (whether registered or not) and all pending applications therefore are (or where appropriate in the case of pending applications, will upon registration be) legally owned by, licensed to or used under the authority of the owner by the Group.

                              9.1.2 To the best of the knowledge, information and belief of the Vendor, all rights and interests held by the Group (whether as owner license or otherwise) in Intellectual Property which is owned by the Group (whether registered or not) and all pending applications therefore are (or where appropriate in the case of pending applications, will upon registration be):

                              (i) not being  infringed or attacked or opposed by
                    any person;

                              (ii) not licensed to a third party; and

                              (iii) in force,

                  and no claims have been made and no applications are pending, which if pursued or granted might be material to the truth and accuracy of any of the above.

10                Leasehold Property

10.1 The Properties comprise all of the premises and land owned, occupied or otherwise used in connection with the businesses of the Group Companies or in which the Group Companies have an interest.

10.2 No Group Company has any continuing liability in respect of any leasehold property other than the Properties.

                                     Part 2

                Warranties given by the Purchaser under Clause 5

Authority and Capacity of the Purchaser

1.1      Incorporation

         The Purchaser is a company duly incorporated and validly existing under the laws of England and Wales.

1.2      Authority to enter into this Agreement

         The Purchaser has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by the Vendors pursuant to or in connection with this Agreement which when executed will constitute valid and binding obligations on the Vendors, in accordance with their respective terms.

1.3      No Breach

         The execution and delivery of, and the performance by the Purchaser of its obligations under this Agreement will not so far as the Purchaser is aware:

                              1.3.1 result in a breach of any provision of the memorandum or articles of association of the Purchaser; or

                              1.3.2 result in breach of any  agreement,  licence
                    or other instrument, order, judgement or decree of any Court, governmental agency or regulatory body to which the Purchaser is a partly or by which the Purchaser is bound.

1.4      Corporate action

         All corporate action required by the Purchaser validly and duly to authorise the execution and delivery of, and to exercise its rights and perform its obligations under, this Agreement or any other agreement entered into pursuant to this Agreement has been duly taken.

                                   Schedule 4

                     Limitation of Liability under Clause 5

1       Limitation of Liability

         Notwithstanding the provisions of Clause 5.1.1 and with the exception of any claim under paragraph 1 of Schedule 3, Part 1, the Vendors shall not be liable under the Warranties :

1.1      Time Limits

         in respect of any claim unless notice of such claim is setting out details of the specific matter in respect of which the claim is made including an estimate of the amount of such claim, if practicable, within 18 months following Completion and any such claim shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be withdrawn six months after the relevant time limit set out above unless legal proceedings in respect of it have been commenced by being both issued and served and are being pursued with reasonable diligence;

1.2      Minimum Claims

         in respect of any claim arising from any single circumstance if the amount of the claim does not exceed 0.1 per cent. of the Consideration (save that claims relating to a series of connected matters shall be aggregated for this purpose) but the Vendors shall not be liable for a claim in excess of that amount unless the liability determined in respect of any such claim (excluding interest, costs and expenses) also exceeds that amount;

1.3      Aggregate Minimum Claims

         in respect of any claim unless the aggregate amount of all claims for which the Vendors would otherwise be liable under this Agreement exceeds 1 per cent. of the Consideration but the liability of the Vendors shall be limited to the amount of the excess there over;

1.4      Maximum Claims

         in respect of any claim to the extent that the aggregate amount of the liability of the Vendors for all claims made under this Agreement would exceed 50 per cent. of the Consideration;

1.5      Contingent Liabilities

         in respect of any liability which is contingent only unless and until such contingent liability becomes an actual liability and is due and payable;

1.6      Provisions in the Accounts

         in respect of any claim if and to the extent that:

                              1.6.1 proper  provision or reserve is made for the
                    matter giving rise to the claim in the Audited Accounts (and not subsequently released); or

                              1.6.2 any sum is  received  by any  Group  Company
                    which has previously been written off as irrecoverable in the accounts of the Group Company;

1.7      Voluntary Acts, etc.

         in respect of any matter, act, omission or circumstance (or any combination thereof), to the extent that the same would not have occurred but for:

                              1.7.1 Voluntary Acts of Purchaser: any voluntary act of the Purchaser or any member of the Purchaser's Group or any of the Group Companies, or their respective directors, employees or agents or successors in title, after Completion;

                              1.7.2 Changes in  Legislation:  the passing of, or
                    any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body including (without prejudice to the generality of the foregoing) any increase in the rates of taxation or any imposition of taxation or any withdrawal of relief from taxation not actually (or prospectively) in effect at the date of this Agreement;

                              1.7.3 Accounting and taxation Changes: any voluntary change in accounting or taxation policy, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Completion (and other than changes to comply with UK GAAP, FRS's or to remedy any previous errors);

1.8      Insurance

         in respect of any claim to the extent that any Losses arising from such claim are (after taking account of taxation on the insurance proceeds but giving credit in calculating such taxation for any tax relief available in respect of Losses) actually covered under a policy of insurance or would have been if a claim had been submitted under such policy;

1.9      Net Benefit

         in respect of any claim for any Losses suffered by the Purchaser or any of the Group Companies to the extent of any corresponding savings by or net benefit to the Purchaser or any other member of the Purchaser's Group or any other Group Company arising directly therefrom;

1.10     Purchaser's Knowledge

         in respect of any claim to the extent that the relevant facts, matters or circumstances, giving rise to the claim were known by the Purchaser or by any of its directors or legal, financial or banking advisers prior to the execution of this Agreement. The Purchaser represents and warrants to the Vendors that none of such persons is aware of any such facts, matters or circumstances which are not disclosed in the Data Room and the Purchaser will represent and warrant at Completion that, save as disclosed in writing prior to Completion, none of such persons is at Completion aware of any event arising or occurring after the signing of this Agreement which results or may result in any of the Warranties being untrue, misleading or incorrect in any material respect at Completion.

1.11     Vendors' Knowledge

         In respect of any warranty determined by reference to the "knowledge, information and belief of the Vendors", the relevant knowledge, information and belief shall be that of the board of directors of the Vendors only, having made reasonable enquiries of Christopher Brace and Michael Ball. The Vendors confirm that they have no claim against either Christopher Brace or Michael Ball or any Group Company for any information supplied to it and should such a claim arise, the Vendors hereby waive any right to make any claim (other than in the case of fraud).

2        Mitigation of Loss

         The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

3        Conduct of Claims

3.1      Notification

         If the Purchaser or any Group Company becomes aware of any matter that may give rise to a claim against the Vendors under this Agreement notice of that fact shall be given as soon as possible to the Vendors.

3.2      Investigation by the Vendors

         Without prejudice to the validity of the claim or alleged claim in question, the Purchaser shall allow, and shall procure that the relevant Group Companies allow, the Vendors and its accountants and professional advisers to investigate the matter or circumstance alleged to give rise to such claim and whether and to what extent any amount is payable in respect of such claim and for such purpose the Purchaser shall give, and shall procure that the relevant Group Companies give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Vendors or its accountants or professional advisers may reasonably request. The Vendors agree to keep all such information confidential and only to use it for the purpose of the claim in question.

3.3      Third party claim/liability

         If the claim in question is a result of or in connection with a claim by or liability to a third party (other the Inland Revenue or overseas equivalent whereupon the Vendors shall have the right to be kept informed of the progress of the matter by the Purchaser and the Purchaser shall have regard to the reasonable directions of the Vendors) then:

                              3.3.1 no admission  of liability  shall be made by
                    or on behalf of the Purchaser or any Group Company;

                              3.3.2  the  Vendors  shall,  subject  to it  first
                    having indemnified and secured the Purchaser to the Purchaser's reasonable satisfaction, be entitled at its own expense in its absolute discretion to take such action as its shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or the Group Company concerned and (subject to as aforesaid) to have the conduct of any related proceedings, negotiations or appeals; and/or

                              3.3.3 the Purchaser will give and procure that the
                    relevant Group Company gives, subject to their being paid all reasonable costs and expenses, including professional costs of monitoring and reporting on the Vendors' obligations, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, for the purpose of avoiding, disputing, denying, defending, resisting, appealing, compromising or contesting any such claim or liability as the Vendors or its professional advisers reasonably request. The Vendors agree to keep and procure that its advisers keep all such information confidential and only to use it for the purpose of the Claim in question.

4        Prior Receipt

         If, before the Vendors pays an amount in discharge of any claim under this Agreement, the Purchaser or any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the claim, the Purchaser shall procure that before steps are taken against the Vendors under this Agreement all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in such recovery and less any taxation attributable to the recovery after taking account of any tax relief available in respect of any matter giving rise to the claim) shall pro tanto reduce or satisfy, as the case may be, such claim.

5        Subsequent Recovery

         If the Vendor pay an amount in discharge of any claim under this Agreement and the Purchaser or any Group Company subsequently recovers (whether by payment, discount, credit, relief or otherwise) from a third party a sum which is referable to the subject matter of the claim and which would not otherwise have been received by the Purchaser, the Purchaser shall pay, or shall procure that the relevant Group Company pays, to the Vendors an amount equal to (i) the sum recovered from the third party less any reasonable costs and expenses incurred in obtaining such recovery or (ii) if less, the amount previously paid by the Vendors to the Purchaser.

6        Double Claims

         The Purchaser shall not be entitled to recover from the Vendors under this Agreement more than once in respect of the same damage suffered.

7        Tax

         In calculating the liability of the Vendors for any breach of this Agreement, there shall be taken into account the amount (if any) by which any taxation for which the Purchaser or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability or any repayment of taxation attributable to the matter giving rise to such liability.

                                   Schedule 5

                                   Properties

                               (follows this page)

                                   Schedule 6

                                 Data Room Index

                               (follows this page)

90017410_12.DOC